NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Morgan Stanley (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25.

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(3), as NYSE Regulation has been notified that the entire class of each security has been called for redemption, maturity or retirement. Accordingly, each of the following issues has been suspended from trading on NYSE Arca prior to the opening of business on the date noted below:


Global Medium-Term Notes, Series F, Protected Absolute Return Barrier Notes due December 20, 2008 (Based on the Price of Shares of the iShares MSCI EAFE Index Fund ) (CUSIP: 61747S264)(12/22/2008)

Global Medium-Term Notes, Series F, Outperformance PLUS SM due December 20, 2008 (Based on the Performance of the S&P 100 Index Relative to the Russell 2000 Index) (CUSIP: 617475322)(12/22/2008)

Global Medium-Term Notes, Series F, Capital Protected Notes due December 30, 2008 (Based on the Value of the Morgan Stanley Capital International EAFE Index) (CUSIP: 61746Y361)(12/30/2008)

Medium-Term Notes, Series C, BRIDGES SM due December 30, 2008 (Based on the Value of the Russell 2000 Index) (CUSIP: 61744Y348)(12/30/2008)

Medium-Term Notes, Series C, MPS SM due December 30, 2008 (Linked to the S&P 500 Index) (CUSIP: 61744Y231)(12/30/2008)

Medium-Term Notes, Series C, BRIDGES SM due December 30, 2008 (Based on the Value of the AMEX Pharmaceutical Index) (CUSIP: 61744Y322)(12/30/2008)

Global Medium-Term Notes, Series F, 9% Stock Participation Accreting Redemption Quarterly-pay Securities SM due January 20, 2009 (Mandatorily Exchangeable for Common Stock of Exxon Mobil Corporation) (CUSIP: 61747W760) (1/20/2009)

Global Medium-Term Notes, Series F, 12.5% Stock Participation Accreting Redemption Quarterly-pay Securities SM due February 20, 2009 (Mandatorily Exchangeable for Common Stock of Target Corporation) (CUSIP: 61747W372) (2/20/2009)

Global Medium-Term Notes, Series F, Performance Leveraged Upside Securities SM due February 20, 2009 (Based on the Value of the S&P 500 Index)
(CUSIP: 61747W869)(2/20/2009)

Medium-Term Notes, Series C, BRIDGES SM due February 28, 2009 (Based on the Value of Common Stock of Ten Companies) (CUSIP: 61744Y280)(3/2/2009)

Pharmaceutical Basket Opportunity eXchangeablE Securities SM due October 30, 2031, Exchangeable for a Cash Amount Based on the Closing Prices of the Underlying Stocks of the AMEX Equal Weighted Pharmaceutical Index)
(CUSIP: 61744Y520)(3/12/2009)

Global Medium-Term Notes, Series F, 14% Stock Participation Accreting Redemption Quarterly-pay Securities SM due March 20, 2009 (Mandatorily Exchangeable for Common Stock of Apple, Inc.) (CUSIP: 61747W489)(3/20/2009)

Medium-Term Notes, Series C, BRIDGES SM due March 30, 2009 (Based on the Value of Common Stock of Ten Companies) (CUSIP: 61744Y199)(3/31/2009)

Global Medium-Term Notes, Series F, Performance Leveraged Upside Securities due April 20, 2009 (Based on the Value of the S&P 500 Index)
(CUSIP: 61747W166)(4/20/2009)

Global Medium-Term Notes, Series F, 10% Stock Participation Accreting Redemption Quarterly-pay Securities due April 20, 2009 (Mandatorily Exchangeable for Common Stock of AT&T Inc.) (CUSIP: 61747W232)(4/20/2009)

Medium-Term Notes, Series C, Biotech Basket Opportunity eXchangeablE Securities SM due January 30, 2032 Exchangeable for a Cash Amount Based on the Closing Prices of the Underlying Stocks of AMEX Biotechnology Index)
(CUSIP: 61744Y413)(4/23/2009)

Global Medium-Term Notes, Series F, Performance Leveraged Upside Securities due May 20, 2009 (Based on the Value of the Dow Jones Industrial Average)
(CUSIP: 617480157)(5/20/2009)

Global Medium-Term Notes, Series F, 10% Stock Participation Accreting Redemption Quarterly-pay Securities SM due May 20, 2009 (Mandatorily Exchangeable for Common Stock of Baker Hughes Incorporated)
(CUSIP: 617480165)(5/20/2009)

Global Medium-Term Notes, Series F, Protected Absolute Return Barrier Notes due June 20, 2009 (Based on the Value of the S&P 500 Index)
(CUSIP: 61747W745)(6/23/2009)

Global Medium-Term Notes, Series F, Performance Leveraged Upside Securities due June 20, 2009 (Based on the Value of the S&P 500 Index)
(CUSIP: 617480314)(6/23/2009)

Global Medium-Term Notes, Series C, PLUS SM due June 30, 2009 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Nikkei 225 Index) (CUSIP: 61746S711)(6/30/2009)

Medium-Term Notes, Series C, BRIDGES SM due June 30, 2009 (Based on the Value of the Dow Jones Industrial Average) (CUSIP: 61744Y264)(6/30/2009)